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                                                                    EXHIBIT 10.5

                                November 15, 2004

Mr. Morris H. Wheeler
Chief Executive Officer
Cohesant Technologies Inc.
5845 West 82nd Street
Indianapolis, IN 46278

Dear Morris:

      This letter confirms that, pursuant to action of the Board of Directors on November 14, 2004, your Base Salary (as defined in the Employment and Confidentiality Agreement Dated December 1, 2001) was increased to $175,000 per annum, effective December 1, 2004.

                                            Very truly yours,

                                            /s/ Dwight D. Goodman
                                            -------------------------
                                            Dwight D. Goodman,
                                            Chairman of the Board of Directors

Acknowledged this 15 day of November, 2004.

/s/ Morris H. Wheeler
---------------------
Morris H. Wheeler